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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-173122

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 28, 2011

Preliminary Prospectus Supplement (to Prospectus Dated March 28, 2011)

A123 Systems, Inc.

18,000,000 Shares

Common Stock

We are offering 18,000,000 shares of our common stock.

Concurrently with this offering of common stock, we are offering $125,000,000 aggregate principal amount of our             % convertible subordinated notes due 2016 (or a total of $143,750,000 aggregate principal amount of convertible notes if the underwriters exercise in full their option to purchase additional convertible notes) pursuant to a separate prospectus supplement. This common stock offering is not contingent upon the convertible notes offering, and the convertible notes offering is not contingent upon this common stock offering.

Our common stock is listed on The NASDAQ Global Select Market under the symbol "AONE." The last reported sales price of our common stock on March 25, 2011 was $7.76 per share.

We have granted the underwriters a 30-day option to purchase a maximum of 2,700,000 additional shares of common stock at the public offering price less the underwriting discount.

Investing in our common stock involves risks. See "Risk Factors" beginning on page S-14 of this prospectus supplement and "Item 1A. Risk Factors" beginning on page 27 of our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters expect to deliver the common stock on or about April     , 2011 only in book-entry form through the facilities of The Depository Trust Company.

Deutsche Bank Securities	Goldman, Sachs & Co.
Morgan Stanley	Barclays Capital
Lazard Capital Markets	Pacific Crest Securities

The date of this prospectus supplement is                           , 2011.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" in this prospectus supplement before making an investment decision.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we file with the SEC. We have not authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of any offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

        We use various trademarks and trade names in our business, including without limitation "A123" and "A123 Systems." This prospectus supplement also contains trademarks and trade names of other businesses that are the property of their respective holders.

        Except for purposes of the "Concurrent Convertible Notes Offering" and "Prospectus Supplement Summary—The Offering" sections of this prospectus supplement or unless stated otherwise or the context otherwise requires, we use the terms "A123," "our company," "we," "us" and "our" in this prospectus supplement to refer to A123 Systems, Inc. and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary includes basic information about our company and this offering. It may not contain all of the information that is important to you. For a more complete understanding of our company and this offering, we encourage you to read this entire prospectus supplement, including the documents incorporated by reference in this prospectus supplement, and the accompanying prospectus carefully.

 Overview

        We design, develop, manufacture and sell advanced, rechargeable lithium-ion batteries and energy storage systems. We believe that lithium-ion batteries will play an increasingly important role in facilitating a shift toward cleaner forms of energy. Using our innovative approach to materials science and battery engineering and our systems integration and manufacturing capabilities, we have developed a broad family of high-power lithium-ion batteries and battery systems. This family of products, combined with our strategic partner relationships in the transportation, electric grid services and commercial markets, positions us well to address these markets for next-generation energy storage solutions.

        The world economy is undergoing a transformation driven by rising demands for high-output and fuel-efficient energy solutions that are less harmful to the environment. Global economic growth, geo-political conflict in oil-producing regions and escalating exploration and production costs and related risks (e.g., BP oil spill) are increasing market demand for innovative energy alternatives that can help reduce dependence on fossil fuels. Meanwhile, heightened concerns about global warming and climate change are giving rise to stricter environmental standards and stronger regulatory support for energy sources that are not harmful to the environment. As a result, clean energy technologies are experiencing increasing popularity and greater adoption which is fueling continued innovation and improving the economic viability of such technologies.

        During 2008, 2009 and 2010, 19%, 59% and 59% of our product revenue was derived from sales in the transportation market, respectively, 5%, 15% and 18% was derived from sales in the electric grid market, respectively, and 76%, 26% and 23% was derived from sales in the commercial market, respectively.

2010 product revenue distribution by market	2010 revenue distribution by region

Note: Top 3 European Union includes the Czech Republic, Germany and United Kingdom.

Our Target Markets

        We believe clean energy trends are reflected in a growing demand for advanced battery technologies in end markets such as transportation, electric grid services and commercial.

     Transportation

        We believe consumers are increasingly shifting away from conventional gasoline engines to hybrid electric vehicles, or HEVs, plug-in hybrid electric vehicles, or PHEVs, and electric vehicles, or EVs, because of the high prices of conventional fuel, greater awareness of environmental issues and government regulation. These vehicles offer improved gas mileage and reduced carbon emissions and may ultimately provide a vehicle alternative that eliminates the need for conventional gasoline engines. Industry experts project that by 2020 almost half of U.S. vehicles will require some form of battery technology to meet new Corporate Average Fuel Economy, or CAFE, regulatory standards. President Obama has announced national standards mandating that U.S. passenger vehicles and light trucks must average 35.5 miles per gallon by 2016. Moreover, governments across the globe are considering or have already implemented other policies that support vehicle electrification. Overall, we believe this demand for greener vehicle technologies, including advanced batteries, is increasing, a view supported by the fact that most vehicle original equipment manufacturers, or OEMs, are pursuing electrification programs at an accelerated pace.

        On a cost per mile driven basis, electricity is a more economical source of energy than gasoline. However, historically, the vehicle operating savings of using electricity have been more than offset by the cost of the corresponding electrical storage systems. With the advancement of battery technologies, the use of battery systems to deliver energy to hybrid powertrains is becoming more economically viable. We believe this trend will lead to increased adoption of HEVs, PHEVs and EVs and, as a result, create significant opportunities for battery suppliers with the necessary technology, experience and manufacturing capabilities to develop high performance batteries. We expect that if consumers begin realizing more immediate cost savings by switching away from gasoline powered vehicles to hybrid vehicles, the resulting increased adoption of HEVs, PHEVs and EVs will significantly contribute to the growth of the next-generation battery market.

        In the passenger vehicle market, we have an agreement with Fisker Automotive, Inc., or Fisker, to supply advanced automotive battery systems over a multi-year period for the Fisker Karma PHEV. We have been selected to develop battery packs, using cells that we produce, for a new 2012 model year electric passenger car from Shanghai Automotive Industry Corp., or SAIC, the largest automaker in China, and we are currently providing the development work related to this agreement. We have also established a joint venture with SAIC that will assemble battery packs for subsequent sale to SAIC and to other customers in China. Additionally, we recently announced that a major North American OEM has awarded A123 a production contract to manufacture battery packs for a new electric passenger vehicle that is expected to go into production in 2013. We are designing and developing batteries and battery systems for BMW, Delphi, GM, and other customers, for multiple vehicle models. With the Fisker Karma PHEV expected to go into volume production in the first half of this year, we expect revenue from the transportation market to ramp up significantly in the second quarter.

        Similar industry dynamics are creating a demand for new battery technology applications in the heavy-duty transportation market, particularly in buses, trucks and other industrial vehicles. The higher fuel consumption rate of these large vehicles makes the potential fuel cost savings from the use of batteries even greater than passenger vehicles.

        We are engaged in design and development activities with multiple heavy-duty vehicle manufacturers and tier 1 suppliers regarding their HEV, PHEV and EV development efforts for trucks and buses, and we have been selected to co-develop battery systems for several of them. We have a supply agreement to provide batteries for use in battery systems developed by Magna Steyr for deployment in a heavy-duty HEV application. In addition, we have a development and supply agreement with BAE Systems, and are in volume production for battery systems for BAE Systems' HybriDrive propulsion system, which is currently being deployed in Daimler's Orion VII hybrid electric buses. We are also supplying Navistar with battery systems for its heavy-duty eStar electric vehicles. We also have been selected to develop the battery system for an additional Daimler hybrid electric bus program and to supply battery systems for production of hybrid power systems to be installed on a Ford F550-based PHEV for Eaton. Several government authorities and corporations are evaluating battery technologies for their large fleets of heavy-duty vehicles. For example, the City of London has announced plans to convert its fleet of buses to HEVs, with a goal that by 2012 all new buses entering the fleet will be HEVs.

     Electric Grid Services

        Applications in the electric grid market present another significant opportunity for the use of advanced battery systems. Performance and reliability are essential to electric transmission and distribution grids. To preserve electric grid integrity, grid operators often need to call on resources to provide critical ancillary services such as standby reserve capacity and frequency regulation services. Resources required for standby reserve capacity services must ramp up and down quickly to offset sudden, short-term generator or transmission line outages. Resources for frequency regulation services are called upon to adjust for minute-to-minute frequency fluctuations in the grid due to demand and supply changes. Traditionally, these grid services are provided by running select power plants on the grid below their full load capability so they can be called on and ramped up quickly as needed. Advanced batteries capable of providing rapid charge and discharge cycles as well as high power over a long period provide these services more cost effectively and efficiently than running power plants at sub-optimal operating levels. Through the use of batteries, the portion of power plant capacity normally reserved for ancillary services to provide standby reserve capacity and frequency regulation can be freed up to operate at full capacity and produce more electricity and associated revenue.

        We believe we are the leading producer of advanced lithium ion batteries for electric grid services, with over 42 megawatts delivered. Our leading customer, AES Energy Storage LLC, or AES, has ordered over 80 megawatts of our products to-date for electric grid projects in California, New York, the mid-Atlantic and midwestern United States, and Chile. In addition, we have been selected as the battery supplier to three Smart Grid projects funded by the Department of Energy American Recovery and Reinvestment Act, or ARRA, funding awards to Southern California Edison, or SCE, and The Detroit Edison Company, or DTE, to demonstrate the viability of advanced Smart Grid technologies. SCE will use our advanced battery technology and Department of Energy, or DOE, funding to implement a $53.5 million Tehachapi Wind Energy Storage Project. DTE is expected to use our battery technology in its plan to implement Community Energy Storage systems in its Michigan service territory.

        We believe the escalating demand for renewable energy technologies will serve as an additional catalyst for the adoption of advanced batteries in electric grid applications. Wind and solar energy facilities are expected to be important sources of new electricity generation in the future. However, wind and solar are intermittent power sources that place additional demands on grid stabilization. Advanced batteries can be used to supplement these next generation technologies by smoothing their output by providing regulation services and excess energy storage during periods of high transmission line usage or low customer demand.

     Commercial

        Commercial applications represent another attractive market for advanced batteries. There are two types of batteries for commercial applications: high-energy batteries and high-power batteries. High-energy batteries are designed to store large amounts of energy for long periods, but are not required to release this energy at a high rate. These batteries are used in certain portable consumer electronics such as laptop computers, PDAs and cell phones, which require gradual, consistent delivery of energy in low-power form. High-power batteries, on the other hand, are designed not only to store large amounts of energy, but also to deliver it at a very high rate, or in high-power form. While the battery market for high energy, low-power portable consumer products is mature and well supplied by several vendors, a market opportunity exists for advanced batteries that can deliver high-power in a light-weight and portable package.

        In the commercial market, we are seeing growth in several application areas. We have over 30 development and production programs with customers that are using our cells or systems in telecommunications, information technology, material handling, and medical products. These programs and our pipeline of opportunities further reinforce our belief that commercial markets can represent at least 10% of our revenue from a long-term perspective, even if our transportation and electric grid revenues scale as rapidly as we expect.

Our Competitive Strengths

        We believe the following combination of capabilities distinguishes us from our competitors and positions us to compete effectively and benefit from the expected growth in the advanced energy storage market:

  •
  Materials science and development expertise.  Our proprietary materials formulations and coating techniques allow us to adjust the characteristics of our battery components to meet different energy and power requirements across our many applications and our core materials science has been successfully validated in high-volume production.

  •
  Battery design capabilities.  We have been an innovator in the packaging of lithium-ion batteries. These capabilities allow us to introduce optimal packages in various forms and sizes designed to deliver our technology into many different applications targeted at the transportation and grid markets.

  •
  Battery systems engineering and integration expertise.  Our expertise in the engineering and integration of full battery systems allows us to customize our batteries and deliver fully-integrated systems, which are necessary to compete successfully in certain end markets.

  •
  Vertical integration from battery chemistry to battery system design services.  Our vertical integration from batteries to battery systems has allowed us to develop flexible technology modules at every step of battery development, including a patent-pending scalable prismatic battery system architecture that allows common modules to be configured according to varied transportation customer requirements.

  •
  Industry leading partners in focused markets.  We work with leaders in each of our target markets, such as AES, BAE Systems, BMW, Daimler, Fisker, Gillette, Navistar and SAIC. We have entered into agreements relating to joint design and development efforts with several major passenger vehicle manufacturers and tier 1 suppliers and continue to work with General Electric to draw on their research and technology development expertise in our target markets.

  •
  High-quality, volume manufacturing facilities and proprietary process technologies. We have over 1.2 million square feet of manufacturing facilities in China, Korea, Michigan and Massachusetts, with approximately 540,000 square feet available for active manufacturing use as of December 31, 2010. Over the past several years, we have developed high-volume production expertise and replicable manufacturing processes that we believe we can scale to meet increasing demands for our products.

  •
  Cells with proven capabilities across multiple transportation applications.  Through our supply agreements in the transportation market, we have demonstrated the ability to compete in all transportation markets globally. These production programs demonstrate and validate the price/performance of our cells, modules and systems in the marketplace.

Manufacturing

        We perform most of our manufacturing at our facilities using our proprietary, high-volume process technologies. Our internal manufacturing operations allow us to directly control product quality and minimize the risks associated with disclosing proprietary technology to outside parties during production. We control every stage in the manufacture of our products except for the final assembly of one battery cell model and certain battery systems. Over the past several years, we have developed high-volume production expertise and replicable manufacturing processes that we believe we can scale to meet increasing demands for our products. Our manufacturing processes can be modified to manufacture battery products for different applications and can be replicated to meet increasing customer demands.

        Our cylindrical batteries are in volume production and are commercially available for use in automotive and heavy duty vehicles. Our next-generation prismatic batteries are currently being produced in our Livonia, Michigan facility, which officially opened on September 13, 2010. This 291,000 square foot facility is designed to enable the complete production process, including research and development, manufacturing of high-value components, cell fabrication, module fabrication and the final assembly of complete battery packs ready for vehicle integration. When fully operational, it is expected to expand our overall manufacturing capabilities by up to 600 megawatt hours per year, contributing to our plan to expand our manufacturing capabilities to more than 760 megawatt hours annually by the first quarter of 2012. As part of our continuing U.S. manufacturing ramp-up, we also plan to open a coating plant in Romulus, Michigan, expected to come on line during the first half of 2011.

        As of December 31, 2010, our annual manufacturing capacity was approximately 345.3 million watt hours. We have over 1.2 million square feet of manufacturing facilities in China, Korea, Livonia, Michigan, Romulus, Michigan and Hopkinton, Massachusetts where we produce or intend to produce batteries and battery systems. As of December 31, 2010, approximately 540,000 square feet were available for active manufacturing use. In conjunction with receiving federal and state incentive funding, we are currently expanding our domestic battery manufacturing capacity. This expansion would complement our existing manufacturing facilities in Asia, and provide us with more than sufficient capacity to support our existing customer pipeline and position us to win future customers.

Government Funding Support

        We are taking advantage of U.S. federal, state and local government programs established to stimulate the economy and increase domestic investment in the battery industry and intend to continue doing so. The table below summarizes our existing and anticipated programs.

Program or Source	Amount and Type of Funds (dollars in millions)	Use of Proceeds	Conditions (dollars in millions)

Department of Energy (DOE) Battery Initiative	• $249.1 grant • Accrued $89.0 in reimbursements through December 31, 2010	• Construction of new lithium-ion battery manufacturing facilities in Michigan	• Required to spend one dollar for every incentive dollar received

DOE Advanced Technology Vehicles Manufacturing Loan Program, or ATVM Program	• $233.0 direct loan (amount subject to change and negotiation)	• Manufacturing expansion	• Required to spend one dollar for every four dollars borrowed • Timing of loan documentation unknown

State of Michigan	• $10.0 grant • $9.0 received through December 31, 2010, of which $8.2 has been used	• Establishment of lithium-ion manufacturing plant in Michigan	• Remainder subject to achievement of facility development milestones

Michigan Economic Growth Authority	• $25.3 estimated value of tax credit	• Tax credit	• Eligible for a 15-year tax credit • Value of credits depends on the number of jobs created in Michigan

Michigan Economic Growth Authority

•       $100.0 of potential tax credits

•       Expect to receive approximately $75.8 in proceeds when we meet the filing requirements for the tax year ending December 31, 2012

•       Through December 31, 2010, we have incurred eligible expenses of $151.6

• Expenses related to construction of our integrated battery cell manufacturing plant

•       Eligible for tax credits equal to 50% of our capital investment expenses, up to $100.0 over a four-year period ($25.0 per year)

•       Required to create 300 jobs no later than December 31, 2016 for the tax credit to be non-refundable; subject to repayment if we relocate jobs outside Michigan

State of Michigan	• $4.0 low interest, forgivable loan • Met first milestone in first quarter of 2011; received initial $1.2 advance	• Advance vehicle technology operations	• Subject to milestones related to the development of our manufacturing facility • If we create 350 full time jobs by August 2012, debt will be completely forgiven

State of Michigan	• $2.0 grant • Received $0.9 initial advance; eligible for remainder upon submitting for funding	• Research & development, or R&D	• Required to demonstrate a smart grid stabilization system combined with renewable power sources

Program or Source	Amount and Type of Funds (dollars in millions)	Use of Proceeds	Conditions (dollars in millions)

City of Livonia	• Complete exemption from personal property taxes incurred in Livonia on all new property from December 31, 2009 through December 31, 2023		• Required to invest at least $24.0 in personal property and create or locate 350 new jobs in the eligible district

Michigan Strategic Fund and the property owners for the Romulus, Michigan leased site	• Exemptions, deductions, credits or other benefits • As of December 2010, we have not yet met the conditions to be eligible for the benefits		• Required to invest a certain amount of capital and create a certain number of jobs related to the facility in Romulus, Michigan

Massachusetts Clean Energy Technology Center	• $5.0 forgivable loan • Fully drawn as of December 31, 2010	• Working capital, capital expenses, and leasehold improvements for our new Waltham, Massachusetts corporate headquarters and Westborough, Massachusetts facilities

•       Half the loan will be forgiven if we create and maintain certain number of jobs in Massachusetts; other half forgiven if we make or commit to make capital expenditures and leasehold improvements of at least $12.5 in capital expenses or leasehold improvements by October 2011

•       Reasonably expect to meet the capital expenditure conditions

•       Remaining $2.5 recorded in long-term debt until we have reasonable assurance that we will comply with the job creation conditions

Employees

        As of December 31, 2010, we had 2,032 full-time employees, with 324 in research and development, 1,493 in manufacturing operations/supply chain, 43 in sales and marketing and 172 in general and administration. None of our employees are represented by labor unions or have collective bargaining agreements, except for certain employees in our Changzhou, China facilities who established a Labor Union Commission in 2007.

Recent Developments

     Interruption in Supply from Tohoku Earthquake

        We have a single source supplier in Japan that supplies materials used in the electrode coating process of the batteries that we manufacture and supply to our customers. As a result of the earthquake and tsunami that took place in Japan on March 11, 2011, this supplier suspended manufacturing operations at the factory where these materials are produced, which is located approximately 70 kilometers away from the damaged nuclear power plant in Fukushima. Other than the impact on this supplier, the earthquake has not affected the supply or availability of any other materials or components we use in our battery or battery pack manufacturing processes. As described below, we believe that we are taking appropriate steps to manage this supply disruption and to mitigate risk to our production schedule. In addition, we have not seen any adverse impact on our customers or on our customer demand as a result of the earthquake.

        The supplier has informed us that its factory sustained minor physical damage and that damage assessment and repair work is underway with a focus on restoring a stable power supply. The damage assessment is expected to take one to two months to complete. The regional electrical supply and its adequacy for plant operations are still being determined. The supplier's plant employees are also experiencing commuting difficulties due to fuel shortages, but we have been informed that they are returning to work. The supplier has indicated that local transportation and logistics challenges are improving and is continuing to keep us closely informed. The supplier intends to resume plant operations as soon as conditions permit and, if the situation in Fukushima relating to the damaged nuclear power plant does not worsen, the supplier has informed us that it expects to resume manufacturing operations within six months. However, upon resumption of the supplier's production, we expect that the supplier might not be able to supply material quantities to the level of our planned demand.

        We currently have inventory of these materials on hand and in transit that we believe will support our manufacturing operations through May 24, 2011. We believe this inventory will be sufficient to meet the current production schedule and second quarter financial guidance that we announced in February and that we discuss below. The supplier has further indicated that it will supply us with additional materials from its finished goods inventory sufficient to support our battery manufacturing operations into September 2011 (based on our current annual production forecast). The supplier has not yet confirmed shipping dates for these additional materials, however, and the timing of our receipt will depend on local logistics conditions continuing to improve.

        At the same time, we are currently engaged in discussions to secure an alternative supplier to qualify and supply an appropriate substitute for use in our battery products. We estimate that this qualification process will take approximately four to six months to complete.

        We believe that either the supply of additional materials from our current supplier or the qualification of a second source (or a combination of the two) within the estimated timeframes is likely to be achieved and, if achieved, we would be able to meet our 2011 production goals and our 2011 revenue guidance. However, many of the factors in this situation are beyond our control, and an unfavorable development relating to any of these factors could have a material adverse effect on our results of operations. See "Risk Factors—Additional Risks Related to Our Business."

     2011 Outlook

        We continue to expect to see an inflection point in our revenue in the second quarter of 2011 with several customer programs scheduled to enter volume production. As we approach the end of the first quarter of 2011, we believe that revenue will be in the $16-18 million range, at the lower end of the previously stated range of upper teens to low twenty million dollars set out on our fourth quarter 2010 earnings conference call on February 28, 2011. We reiterate that we expect to have second quarter 2011 revenue approximately double that of the first quarter and total revenue for 2011 in the range of $210 million to $225 million, or an annual growth of approximately 115% to 130%, based on our current assessment of customer demand and in part on their ability to achieve their planned production schedules. Uncertainty that has been widely reported in the entire automotive supply chain could cause us not to meet those expected targets.

        Consistent with the guidance provided in our fourth quarter 2010 earnings conference call on February 28, 2011, as a result of the significant manufacturing capacity that has come on line in Michigan and because our volumes are not scheduled to increase until the second quarter, we expect unabsorbed manufacturing expenses in the first quarter of 2011 to approximately double from the levels in the fourth quarter of 2010. The result of these factors will be a reduction in gross margin during the first quarter, which we expect to be ameliorated as revenue ramps up in the second quarter and through the latter half of the year. We believe the continued rapid increase in production volumes and revenue will enable us to move to positive gross margins in early 2012.

Risk Factors

        Our business is subject to risks, including those described in "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010, which is filed with the SEC and incorporated by reference in this prospectus supplement. We also refer you to "Risk Factors" in this prospectus supplement.

Our Principal Executive Offices

        Our principal executive offices are located at 200 West Street, Waltham, Massachusetts 02451, and our telephone number is (617) 778-5700.

The Offering

        The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For more information concerning our common stock, see the "Description of Capital Stock" section in the accompanying prospectus.

Issuer	A123 Systems, Inc.
NASDAQ Global Select Market Symbol	AONE
Common Stock Offered	18,000,000 shares (or 20,700,000 if the underwriters exercise in full their option to purchase additional shares of common stock)
Common Stock to be Outstanding After this Offering (1)	123,733,429 shares
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and offering expenses, will be approximately $130.1 million (or approximately $150.0 million if the underwriters exercise in full their option to purchase additional shares). We intend to apply the net proceeds from this offering for general corporate purposes. For more information, see "Use of Proceeds."

(1)
The number of shares of our common stock outstanding after this offering is based on 105,733,429 shares outstanding as of March 25, 2011. This number excludes 10,379,945 shares of common stock issuable upon the exercise of outstanding stock options and warrants, 183,046 shares of common stock subject to outstanding restricted stock unit awards and                           shares of common stock issuable upon conversion of the convertible notes offered in the concurrent offering of convertible notes.

Concurrent Convertible Notes Offering

        Concurrently with this common stock offering, we are offering $125,000,000 aggregate principal amount of         % convertible subordinated notes due 2016 (or a total of $143,750,000 aggregate principal amount of convertible notes if the underwriters for the convertible notes offering exercise in full their option to purchase, within 30 days from the date of the initial issuance of the convertible notes, up to an additional $18,750,000 in principal amount of convertible notes at the offering price less the underwriting discount) pursuant to a separate prospectus supplement. This common stock offering is not contingent upon the convertible notes offering, and the convertible notes offering is not contingent upon this common stock offering. We expect to raise approximately $247.2 million in aggregate net proceeds from the two offerings. However, amounts sold in each offering may increase or decrease based on market conditions relating to a particular security. We cannot assure you that we will complete the concurrent convertible notes offering. See "Concurrent Convertible Notes Offering."

        Unless we specifically state otherwise, the information in this prospectus supplement assumes the completion of the concurrent convertible notes offering and that the underwriters for the convertible notes offering do not exercise their option to purchase additional convertible notes and that the underwriters for this offering of common stock do not exercise their option to purchase additional shares of our common stock.

Summary Consolidated Financial Data

        We have derived the following summary consolidated financial data from our audited consolidated financial statements. The historical financial information set forth below may not be indicative of our future performance. This information is only summary and should be read together with "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and notes to those statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

	Year Ended December 31,
	2006	2007	2008	2009	2010
	(in thousands, except per share data)
Revenue:
Product	$28,346	$35,504	$53,514	$76,519	$73,826
Services	6,002	5,845	15,011	14,530	23,486

Total revenue	34,348	41,349	68,525	91,049	97,312

Cost of revenue:
Product	28,960	38,320	70,474	83,778	94,277
Services	4,417	4,499	10,295	9,963	20,474

Total cost of revenue	33,377	42,819	80,769	93,741	114,751

Gross profit (loss)	971	(1,470)	(12,244)	(2,692)	(17,439)

Operating expenses:
Research, development and engineering	8,851	13,241	36,953	48,286	60,723
Sales and marketing	1,537	4,307	8,851	8,455	14,111
General and administrative	6,129	13,336	21,544	24,480	36,053
Production start-up	—	—	—	1,524	21,064

Total operating expenses	16,517	30,884	67,348	82,745	131,951

Operating loss	(15,546)	(32,354)	(79,592)	(85,437)	(149,390)
Other income (expense):
Interest income	871	1,729	1,258	165	135
Interest expense	(641)	(716)	(812)	(1,206)	(1,430)
Gain (loss) on foreign exchange	—	502	(724)	682	(560)
Unrealized loss on preferred stock warrant liability	(362)	(57)	(286)	(515)	—
Other income	—	—	—	—	(849)

Other (expense) income, net	(132)	1,458	(564)	(874)	(2,704)

Loss from operations, before tax	(15,678)	(30,896)	(80,156)	(86,311)	(152,094)
Provision for income taxes	40	97	275	278	843

Loss from operations, net of tax	(15,718)	(30,993)	(80,431)	(86,589)	(152,937)
Cumulative effect of change in accounting principle	(57)	—	—	—	—

Net loss	(15,775)	(30,993)	(80,431)	(86,589)	(152,937)
Less: Net loss (income) attributable to the noncontrolling interest	—	27	(39)	810	377

Net loss attributable to A123 Systems, Inc.	(15,775)	(30,966)	(80,470)	(85,779)	(152,560)
Accretion to preferred stock	(26)	(35)	(42)	(45)	—

Net loss attributable A123 Systems, Inc. common stockholders	$(15,801)	$(31,001)	$(80,512)	$(85,824)	$(152,560)

	Year Ended December 31,
	2006	2007	2008	2009	2010
	(in thousands, except per share data)
Net loss per share attributable to common stockholders—basic and diluted	$(2.65)	$(4.88)	$(9.04)	$(2.55)	$(1.46)

Weighted average number of common shares outstanding—basic and diluted	5,971	6,351	8,904	33,669	104,364

Other Operating Data:
Shipments (in watt hours, or Wh) (in thousands) (1)	20,016	32,010	44,900	66,461	62,883

(1)
We measure our product shipments in watt hours, or Wh, which refers to the aggregate amount of energy that could be delivered in a single complete discharge of a battery. We calculate watt hours for each of our battery models by multiplying the battery's amp hour, or Ah, storage capacity by the battery's voltage, or V, rating. For example, our 26650 battery is a 2.3 Ah battery that operates at 3.3 V, resulting in a 7.6 Wh rating. The Wh metric allows us and our investors to measure our manufacturing capacity and shipments, regardless of battery voltages and Ah specifications, utilizing a uniform and consistent metric.

	As of December 31,
	2006	2007	2008	2009	2010
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$9,484	$23,359	$70,510	$457,122	$216,841
Working capital	14,314	30,727	69,345	470,424	191,892
Total assets	47,668	105,146	208,960	618,090	576,158
Preferred stock warrant liability	694	664	950	—	—
Long-term debt, including current portion	5,404	6,071	10,522	13,894	9,982
Capital lease obligations, including current portion	1,120	1,121	684	604	20,226
Redeemable convertible preferred stock	62,884	132,914	234,954	—	—
Redeemable common stock	—	—	11,500	—	—
Total A123 Systems, Inc. stockholders' (deficit) equity	(34,032)	(62,603)	(133,428)	528,220	398,198

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the information incorporated by reference in this prospectus supplement include "forward-looking statements" within the meaning of U.S. securities law. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management, and as such are inherently uncertain. These forward-looking statements include, but are not limited to, statements relating to: our ability to obtain new customers and supply agreements; our beliefs about future trends in our market; our financial and business projections for 2011; worldwide political, economic or business conditions; foreign currency exchange rates; competition in our industry; delays in customer and market demand for our products and solutions; and delays in the development, production and delivery of our products and solutions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends" "plans," "believes," "seeks," "estimates," "continues" and "may" and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based at the time they are made on our expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the risks outlined in the section of this prospectus supplement entitled "Risk Factors" and the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically under "Item 1A. Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

RISK FACTORS

        An investment in our common stock offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision. In addition, you should carefully consider, among other things, the matters discussed under "Item 1A. Risk Factors" beginning on page 27 of our Annual Report on Form 10-K for the year ended December 31, 2010, and in other documents that we file with the SEC. The risks and uncertainties described in the documents incorporated by reference and those described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements."

 Additional Risks Related to Our Business

If we are unable to obtain supplies of materials we use in the electrode coating process of our batteries sufficient to meet our planned demand levels, our results of operations could be materially adversely affected.

        Our supply of materials we use in the electrode coating process of our batteries was disrupted by the earthquake and tsunami that occurred in Japan on March 11, 2011. We currently have inventory of these materials on hand and in transit that we believe will support our manufacturing operations through May 24, 2011. However, if we are not able to obtain these or additional materials from our supplier, or if there is a prolonged disruption in our supplier's manufacturing capability and we are delayed or are not able to qualify a second source of supply, our results of operations would be materially adversely affected and we would not be able to achieve the financial guidance that we have previously announced and that we discuss above under "Prospectus Supplement Summary—Recent Developments—2011 Outlook," including our 2011 revenue and growth projections, our expectation that unabsorbed manufacturing expenses will begin to decline in the second half of 2011 and that we will achieve positive gross margins in early 2012. In addition, although we are not currently aware of any other supply issue related to the earthquake in Japan affecting our business, there have been many reports of disruption in the automotive supply chain as a result of the earthquake. Our automotive customers comprise a substantial portion of our current and projected future revenue, and any such disruption in their supply chain or further disruption in our supply chain, or even the potential for such disruption, could cause delays in our programs and have a material adverse affect on our business, results of operations and financial outlook.

Risks Related to Our Common Stock

The price of our common stock has been and may continue to be highly volatile, which may make it difficult for stockholders to sell our common stock when desired or at attractive prices.

        The market price of our common stock is highly volatile, and we expect it to continue to be volatile for the foreseeable future. For example, from September 24, 2009 through March 25, 2011 our common stock traded at a high price of $28.20 and a low price of $6.32.

Some of the factors that may cause the market price of our common stock to continue to fluctuate include:

  •
  fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

  •
  fluctuations in our recorded revenue, even during periods of significant sales order activity;

  •
  changes in estimates of our financial results or recommendations by securities analysts;

  •
  the timing of the shipment and/or installation and validation of our products;

  •
  failure of any of our products to achieve or maintain market acceptance;

  •
  failure of our suppliers, many of which are sole source suppliers, to deliver products in a timely fashion or at all or any other disruption or delay in our supply chain, including as described under "—Additional Risks Related to Our Business" above;

  •
  product liability issues and warranty claims involving our products or our competitors' products;

  •
  changes in market valuations of similar companies;

  •
  success of competitive products or technologies;

  •
  our customers' ability to achieve their planned production schedules;

  •
  changes in our capital structure, such as future issuances of securities or the incurrence of debt;

  •
  announcements by us or our competitors of significant services, contracts, investments, acquisitions or strategic alliances;

  •
  developments or announcements related to our application for government stimulus funds;

  •
  regulatory developments in the United States, foreign countries or both;

  •
  litigation involving us, our general industry or both, including the timing of the ruling of the Texas court in the December 2010 claim construction hearing related to our patent litigation with Hydro-Québec and the University of Texas;

  •
  additions or departures of key personnel;

  •
  investors' general perception of us; and

  •
  changes in general economic, industry and market conditions.

        In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Our management will have broad discretion over the use of the proceeds we receive in this offering and the concurrent convertible notes offering, if any, and might not apply the proceeds in ways that increase the value of your investment.

        Our management will have broad discretion to use our net proceeds from this offering and the concurrent convertible notes offering, if any, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds of this offering and the concurrent convertible notes offering, if any, in ways that increase the value of your investment. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering or the concurrent convertible notes offering, if any.

Investors in this offering will experience immediate dilution in the book value per share of the common stock they purchase.

        Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 18,000,000 shares of common stock in this offering, and based on an assumed public offering price of $7.76 per share, the last sale price of our common stock on March 25, 2011, as reported on The NASDAQ Global Select Market, and net tangible book value per share of our common stock of $3.69 as of December 31, 2010, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $3.55 per share in the net tangible book value of the common stock purchased.

Investors in this offering may experience future dilution.

        In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering, including our concurrent offering of convertible notes. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

        Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including the issuance of common stock upon conversion of the convertible notes offered in the concurrent offering, could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We, our directors, certain entities affiliated with our directors, and our executive officers have agreed not to dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, subject to certain exceptions. See "Underwriting." In addition, the representatives of the underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

        In addition, the existence of the convertible notes may also encourage short selling by market participants because the conversion of the convertible notes could depress our common stock price. The price of our common stock could be affected by possible sales of our common stock by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to occur involving our common stock. This hedging or arbitrage could, in turn, affect the market price of our common stock and the convertible notes.

USE OF PROCEEDS

        The net proceeds from the sale of the common stock offered hereby are estimated to be approximately $130.1 million (approximately $150.0 million if the underwriters for this common stock offering exercise in full their option to purchase additional shares of common stock), after deducting the estimated underwriting discounts and commissions and offering expenses. In addition, we estimate that the net proceeds from the concurrent convertible notes offering, after deducting estimated underwriting discounts and commissions and offering expenses, will be approximately $117.1 million (or approximately $135.3 million if the underwriters for the convertible notes offering exercise in full their option to purchase additional convertible notes). However, this offering is not contingent on the concurrent convertible notes offering and we cannot assure you that we will complete the concurrent convertible notes offering. See "Concurrent Convertible Notes Offering."

        We intend to use the net proceeds from this common stock offering for general corporate purposes. Pending these uses, we intend to invest the net proceeds of this common stock offering in interest-bearing investment-grade securities.

        The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds from this common stock offering in a manner other than as described in this prospectus supplement.

PRICE RANGE OF COMMON STOCK

        Our common stock is listed on The NASDAQ Global Select Market and trades under the symbol "AONE." The following table sets forth, for the quarterly periods indicated, the high and low sales price per share of the common stock as reported on The NASDAQ Global Select Market:

	High	Low
2009
Third Quarter (from initial public offering on September 24, 2009)	$22.10	$16.56
Fourth Quarter	28.20	14.31
2010
First Quarter	$23.39	$13.24
Second Quarter	14.96	7.50
Third Quarter	11.53	6.32
Fourth Quarter	10.42	7.63
2011
First Quarter (through March 25, 2011)	$10.99	$7.55

        On March 25, 2011, the last reported sales price of our common stock was $7.76 per share. On March 25, 2011, we had 175 holders of record of our common stock.

DIVIDEND POLICY

        We have not declared or paid any cash dividends on our common stock since our inception and do not expect to pay any cash dividends for the foreseeable future. Our term loan and security agreement with Silicon Valley Bank and Gold Hill Venture Lending 03, L.P. restricts our ability to pay cash dividends.

DILUTION

        If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2010 was $388.5 million, or $3.69 per share of our common stock.

        After giving effect to the sale by us of 18,000,000 shares of our common stock in this offering at an assumed public offering price of $7.76 per share (the last sale price of our common stock on March 25, 2011 reported on The NASDAQ Global Select Market), and after deducting the estimated underwriting discounts and commissions and offering expenses payable by us, our pro forma net tangible book value as of December 31, 2010 would have been approximately $518.6 million, or $4.21 per share of our common stock. This amount represents an immediate increase in our pro forma net tangible book value of $0.52 per share to our existing stockholders and an immediate dilution in our pro forma net tangible book value of $3.55 per share to new investors purchasing shares of our common stock in this offering at the public offering price.

        The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$7.76
Pro forma net tangible book value per share as of December 31, 2010	$3.69
Increase per share attributable to this offering	0.52

Pro forma net tangible book value per share after this offering		$4.21

Dilution per share to new investors		$3.55

        If the underwriters exercise their option to purchase additional shares in full, the pro forma as adjusted net tangible book value will increase to $4.28 per share, representing an immediate increase to existing stockholders of $0.07 per share and an immediate dilution of $3.48 per share to new investors.

        In the discussion and table above, we assume no exercise of outstanding options or warrants. As of December 31, 2010, there were 105,194,073 shares of our common stock outstanding. This number excludes:

  •
  10,783,511 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2010, at a weighted average exercise price of $7.64 per share, and 183,046 shares of our common stock subject to restricted stock units outstanding as of December 31, 2010;

  •
  5,071,395 shares of our common stock reserved as of December 31, 2010 for future issuance under equity incentive plans;

  •
  45,000 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2010, at a weighted average exercise price of $8.15 per share; and

  •
  shares of our common stock issuable upon the conversion of the convertible notes being issued in the concurrent convertible notes offering.

To the extent that any of these options, warrants or convertible notes are exercised or converted, there will be further dilution per share to new investors purchasing shares of our common stock in this offering.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2010:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to the issuance and sale of 18,000,000 shares of our common stock in this offering at an assumed public offering price of $7.76 per share (which was the last sale price of our common stock on March 25, 2011 reported on The Nasdaq Global Select Market), after deducting the estimated underwriting discounts and commissions and offering expenses (assuming no exercise of the underwriters' option to purchase additional shares); and

  •
  on a further adjusted basis to give effect to the issuance and sale of $100 million aggregate principal amount of          % convertible subordinated notes due 2016 in the concurrent convertible notes offering, after deducting the estimated underwriting discounts and commissions and offering expenses (assuming no exercise of the underwriters' option to purchase additional convertible notes).

        This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. See "Where You Can Find More Information" and "Incorporation by Reference."

	As of December 31, 2010
	Actual	As Adjusted	As Further Adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents	$216,814	$346,923	$464,048

Debt:
Total long-term debt, including current portion	9,982	9,982	9,982
Convertible notes (1)	—	—	117,125

Total debt	9,982	9,982	127,107
Stockholders' equity (deficit):
Preferred stock, par value $0.001 per share—5,000,000 shares authorized; no shares issued or outstanding	—	—	—
Common stock, par value $0.001 per share—250,000,000 shares authorized; 105,194,073 shares issued and outstanding, actual, and 123,194,073 shares issued and outstanding, as adjusted and as further adjusted	105	123	123
Additional paid-in capital	790,256	920,347	920,347
Accumulated deficit	(391,228)	(391,228)	(391,228)

Total A123 Systems stockholders' equity	398,198	528,307	528,307
Noncontrolling interest	334	334	334
Total stockholders' equity	398,532	528,641	528,641

Total capitalization	$408,514	$538,623	$655,748

(1)
The notes to be issued in connection with the concurrent convertible notes offering have been included in long-term debt pending determination of the terms of the concurrent convertible notes offering, at which time a portion of such convertible notes may be included in additional paid-in capital. There may be features within the terms which are considered to be an embedded derivative and could be recorded on the balance sheet at fair value as a liability. If it is determined to be an embedded derivative, we will be required to recognize changes in the derivative's fair value from period to period in other income (expense) in our statements of operations.

CONCURRENT CONVERTIBLE NOTES OFFERING

        Concurrently with this common stock offering, we are offering $125,000,000 aggregate principal amount of         % convertible subordinated notes due 2016 (or a total of $143,750,000 aggregate principal amount of convertible notes if the underwriters for the convertible note offering exercise in full their option to purchase, within 30 days from the date of the initial issuance of convertible notes, up to an additional $18,750,000 in principal amount of convertible notes at the offering price less the underwriting discount) pursuant to a separate prospectus supplement. This common stock offering is not contingent upon the convertible notes offering, and the convertible notes offering is not contingent upon this common stock offering. We expect to raise approximately $247.2 million in aggregate net proceeds from the two offerings. However, amounts sold in each offering may increase or decrease based on market conditions relating to a particular security. We cannot assure you that we will complete the concurrent convertible notes offering.

        If we complete the concurrent convertible notes offering, we will pay interest on the convertible notes on April 15 and October 15 of each year, beginning October 15, 2011. The convertible notes will mature on April 15, 2016. The convertible notes will be our general unsecured subordinated obligations, will be subordinated to all of our present and future senior indebtedness, will be subordinated to any of our future senior subordinated indebtedness and will rank equally with all of our future subordinated indebtedness. The convertible notes will be structurally subordinated to all present and future debt and other obligations of our subsidiaries. In addition, the convertible notes are effectively subordinated to all of our present and future secured debt to the extent of the collateral securing that debt. The convertible notes will be issued only in denominations of $1,000 and in integral multiples of $1,000.

        Upon conversion, we will deliver to holders in full satisfaction of our conversion obligation shares of our common stock, together with cash in lieu of any fractional share. The number of shares of common stock due to the converting holder upon conversion will be a number of shares of our common stock equal to (1) the aggregate principal amount of notes to be converted, divided by $1,000, multiplied by (2) the conversion rate in effect on the relevant conversion date.

        Holders may surrender their convertible notes for conversion any time prior to the close of business on the third business day immediately preceding the maturity date. Holders may require us to repurchase for cash all or part of their convertible notes at a price equal to 100% of the principal amount of the convertible notes being repurchased plus accrued and unpaid interest upon a fundamental change.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Lazard Capital Markets LLC and Pacific Crest Securities LLC have severally agreed to purchase from us the following respective number of shares of common stock listed opposite their name below at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Principal Underwriters	Number of Shares
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Barclays Capital Inc.
Lazard Capital Markets LLC
Pacific Crest Securities LLC

Total

        The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock offered by this prospectus supplement, other than those covered by the option to purchase additional shares described below, if any of these shares are purchased.

        We have been advised by the representatives of the underwriters that the underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $             per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $             per share to other dealers. After the initial public offering, representatives of the underwriters may change the offering price and other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 2,700,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to the total number of shares of common stock offered by this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

        The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting discounts and commissions are         % of the public offering price. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of the option to purchase additional shares:

Total Fees
	Fee per share	Without Exercise of Option to Purchase Additional Shares	With Full Exercise of Option to Purchase Additional Shares
Discounts and commissions paid by us	$	$	$

        In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $2,600,000.

        We have agreed to indemnify the several underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        Concurrently with the issuance of the shares, we are offering $125,000,000 principal amount of         % convertible subordinated notes due 2016. The underwriters of this offering are also acting as the underwriters of the concurrent offering, and we have granted Deutsche Bank Securities, Inc. and Goldman, Sachs & Co., as managers for the underwriters in the concurrent offering, an option to purchase up to an additional $18,750,000 of the         % convertible subordinated notes due 2016. The         % convertible subordinated notes due 2016 will be convertible into shares of our common stock in accordance with the terms thereof and the indenture under which they are issued. Closing of this offering and the closing of the concurrent offering of         % convertible subordinated notes due 2016 are not conditioned on each other.

        We and each of our executive officers and directors, and certain entities affiliated with our directors, have agreed that, without the prior written consent of Deutsche Bank Securities Inc. and Goldman Sachs & Co. on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities, directly or indirectly, convertible into or exercisable or exchangeable for shares of common stock;

  •
  in our case, file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, except for a registration statement on Form S-8; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, each such person agrees that, without the prior written consent of Deutsche Bank Securities Inc. and Goldman, Sachs & Co. on behalf of the underwriters, it will not, during the period ending 90 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

        The restrictions described in the immediately preceding paragraph shall not apply to:

  •
  the sale of shares to the underwriters pursuant to the underwriting agreement;

  •
  the issuance by us in the concurrent convertible note offering of convertible notes and common stock issuable upon conversion of the convertible notes;

  •
  the issuance by us of shares of common stock upon exercise of an option or warrant, or the conversion of a security outstanding on the date of the closing of this offering;

  •
  the one-time issuance by us of up to a number of shares of common stock equal to $5,000,000 divided by the last reported sale price of our common stock on The NASDAQ Global Select Market on each of the twenty days immediately preceding the date of issuance; provided such issuance is pursuant to a collaborative, licensing or marketing agreements or in connection with any other strategic transaction and that the recipient of such shares has previously signed a lock-up agreement providing that none of the shares shall be sold prior to May 18, 2011 and, on or after May 18, 2011, no more than 10% of the shares so issued shall be sold in any single day during the restricted period;

  •
  the one-time issuance by us of up to a number of shares of common stock equal to $25,000,000 divided by the average of the last reported sale price of common stock on The NASDAQ Global Select Market on each of the twenty (20) days immediately preceding the date of issuance; provided (i) such issuance is pursuant to a collaborative, licensing or marketing agreement or in connection with any other strategic transaction and (ii) that the recipient of such shares has previously signed a lock-up agreement on substantially the same terms as described herein;

  •
  any agreement by us to sell shares of common stock, provided (i) such agreement is pursuant to a collaborative, licensing or marketing agreement or in connection with any other strategic transaction, (ii) that the issuance of such shares of common stock does not occur until the expiration of the period ending 90 days after the date of this prospectus supplement and (iii) the party to such agreement has previously signed a lock-up agreement on substantially the same terms as described herein;

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the restricted period;

  •
  transfers of shares of common stock pursuant to a written contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act, provided that (i) a copy of such plan is provided to the underwriters prior to the date of the underwriting agreement and (ii) such plan is not amended or modified during the restricted period;

  •
  transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering;

  •
  the grant by us of additional employee stock options and restricted stock units under plans existing and in effect on the date of this prospectus supplement;

  •
  transfers by any person other than us of shares of common stock or other securities as a bona fide gift or in connection with bona fide estate planning or distributions by any person other than by us of shares of common stock or other securities to limited partners, members or stockholders of such person, provided that each donee or distributee has previously signed a lock-up agreement on substantially the same terms as described herein; or

  •
  the exercise of an option to purchase shares of common stock granted by us under a stock incentive plan or stock purchase plan or the disposition of shares of restricted stock to us pursuant to the terms of such plan;

provided, in the case of the two immediately preceding bullet points, that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, will be required or will be made during the restricted period.

        In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

        Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

        Naked short sales are any sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

        Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

        A prospectus supplement in electronic format is being made available on Internet web sites maintained by one or more of the lead underwriters of this offering and may be made available on web sites maintained by other underwriters. Other than the prospectus supplement in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the registrant; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in

Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Boston, Massachusetts. Ropes & Gray LLP has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

        The financial statements of A123 Systems, Inc. as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the effectiveness of A123 Systems, Inc.'s internal control over financial reporting as of December 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on the financial statements, and an adverse opinion on the effectiveness of internal control over financial reporting due to a material weakness), which are incorporated by reference herein. Such financial statements have been incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN YOU FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.a123systems.com. Our website is not a part of this prospectus supplement and is not incorporated by reference herein. You may also read and copy any document we file at the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

        This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the accompanying prospectus and the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statement we make, except as required by law. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 0001-34463) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the common stock under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011;

  •
  Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2010 (excluding those portions that are not incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009);

  •
  Current Reports on Form 8-K filed with the SEC on January 14, 2011 and March 28, 2011; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 18, 2009, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

A123 Systems, Inc.
200 West Street
Waltham, MA 02451
Attention: Investor Relations Department
(617) 972-3450

PROSPECTUS

A123 SYSTEMS, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We or selling securityholders may offer the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "AONE."

        Investing in our securities involves risks. See "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, and "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2011.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we or selling securityholders may from time to time sell any of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this prospectus before making an investment decision.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of any offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "we," "our" and "us" refer, collectively, to A123 Systems, Inc., a Delaware corporation, and its consolidated subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.a123systems.com. Our website is not a part of this prospectus and is not incorporated by reference herein. You may also read and copy any document we file at the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law. This prospectus incorporates by reference the documents listed below (File No. 001-34463) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011;

  •
  Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2010 (excluding those portions that are not incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009).

  •
  Current Report on Form 8-K filed with the SEC on January 14, 2011; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 18, 2009, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

A123 Systems, Inc.
200 West Street
Waltham, Massachusetts 02451
Attention: Investor Relations Department
(617) 972-3450

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of U.S. securities law. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management, and as such are inherently uncertain. These forward-looking statements include, but are not limited to, statements relating to: our ability to obtain new customers and supply agreements; our beliefs about future trends in our market; our financial and business projections; worldwide political, economic or business conditions; foreign currency exchange rates; competition in our industry; delays in customer and market demand for our products and solutions; and delays in the development, production and delivery of our products and solutions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues "and "may" and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based at the time they are made on our expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined in the section of any accompanying prospectus supplement entitled "Risk Factors" and the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically under "Item 1A. Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

 A123 SYSTEMS, INC.

        We design, develop, manufacture and sell advanced, rechargeable lithium-ion batteries and energy storage systems. We believe that lithium-ion batteries will play an increasingly important role in facilitating a shift toward cleaner forms of energy. Using our innovative approach to materials science and battery engineering and our systems integration and manufacturing capabilities, we have developed a broad family of high-power lithium-ion batteries and battery systems. This family of products, combined with our strategic partner relationships in the transportation, electric grid services and commercial markets, positions us well to address these markets for next-generation energy storage solutions.

        Our principal executive offices are located at 200 West Street, Waltham, Massachusetts 02451, and our telephone number is (617) 778-5700.

 CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        We recorded a net loss from continuing operations for each of the five years in the period ended December 31, 2010. As a result, earnings were insufficient to cover fixed charges by $151.1 million for the fiscal year ended December 31, 2010, $86.3 million for the fiscal year ended December 31, 2009, $80.2 million for the fiscal year ended December 31, 2008, $30.9 million for the fiscal year ended December 31, 2007 and $15.7 million for the fiscal year ended December 31, 2006.

        For the purpose of these computations, we have calculated earnings as the sum of pretax loss from continuing operations before loss from equity investees and fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense which is deemed to be representative of the interest factor.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

        We will not receive any proceeds from the sale of securities by any selling securityholders unless otherwise indicated in the applicable prospectus supplement.

GENERAL DESCRIPTION OF SECURITIES

        We or the selling securityholders may offer under this prospectus:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  warrants to acquire common stock, preferred stock or debt securities; or

  •
  any combination of the foregoing, either individually or as units consisting or two or more securities.

        The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

        Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF CAPITAL STOCK

        The following description summarizes information about our capital stock. You can obtain more comprehensive information about our capital stock by consulting our certificate of incorporation and by-laws, which are incorporated by reference in this prospectus, as well as the Delaware General Corporation Law. Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of March 25, 2011, 105,733,429 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.

Common Stock

        Annual Meeting.    Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than 10 nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by our board of directors, chairman of our board or our chief executive officer. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

        Dividends.    The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

        Liquidation and Dissolution.    If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own subject to any preferential or other rights of any preferred stock.

        Other Rights.    Holders of the common stock have no right to:

  •
  convert the stock into any other security;

  •
  have the stock redeemed; or

  •
  purchase additional stock or to maintain their proportionate ownership interest.

        The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

        Transfer Agent and Registrar.    American Stock Transfer & Trust Co. is the transfer agent and registrar for our common stock.

Preferred Stock

        As of March 25, 2011, no shares of preferred stock were outstanding. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

        We are authorized to issue "blank check" preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board of directors may determine not to seek stockholder approval.

        A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

  •
  the designation and stated value per share of the preferred stock and the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

  •
  any redemption or sinking fund provisions;

  •
  any conversion provisions; and

  •
  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        Rank.    Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

  •
  senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

  •
  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

  •
  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

        No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        Redemption.    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

  •
  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

        In addition, we will not acquire any preferred stock of a series unless:

  •
  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series of preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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  the date on which the holder's conversion rights, if any, as to such shares shall terminate; and

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  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

        Voting Rights.    Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our restated certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

        Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

        Transfer Agent and Registrar.    The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Delaware Anti-takeover Law and Certain Charter and By-Law Provisions

        Delaware Law.    We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless either (1) the interested stockholder attained such status with the approval of our board of directors, or (2) the business combination is approved by our board of directors and stockholders in a prescribed manner or (3) the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder," the sale of more than 10% of our assets, and other transactions resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. This provision may discourage or prevent unsolicited tender offers for our outstanding common stock.

        Staggered Board.    In accordance with the terms of our certificate of incorporation and by-laws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of our voting stock, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Our staggered board could have the effect of delaying or discouraging an acquisition of A123 Systems or a change in our management.

        Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our certificate of incorporation and by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of our outstanding voting stock. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly-called stockholders meeting and not by written consent.

        Super-Majority Voting.    The affirmative vote of the holders of at least 75% of our voting stock is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation or by-laws described in the prior two paragraphs.

        Limitation of Liability and Indemnification.    Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to "the Company," "we," "our," and "us" in this section, we mean A123 Systems, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

        We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

        Neither of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

        The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading "—Certain Terms of the Subordinated Debt Securities—Subordination."

        The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

        The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

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  the title and type of the debt securities;

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  whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

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  the aggregate principal amount of the debt securities;

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  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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  the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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  the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

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  the right, if any, to extend the interest payment periods and the duration of that extension;

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  the manner of paying principal and interest and the place or places where principal and interest will be payable;

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  provisions for a sinking fund, purchase fund or other analogous fund, if any;

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  any redemption dates, prices, obligations and restrictions on the debt securities;

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  the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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  any conversion or exchange features of the debt securities;

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  whether and upon what terms the debt securities may be defeased;

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  any events of default or covenants in addition to or in lieu of those set forth in the indenture;

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  whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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  whether the series of debt securities will be guaranteed as to payment or performance;

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  any special tax implications of the debt securities; and

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  any other material terms of the debt securities.

        We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

        A holder may present debt securities for exchange and a holder may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide a holder with those services without charge, although a holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. A holder may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

        Covenants.    Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

        Consolidation, Merger and Sale of Assets.    Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

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  the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

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  the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

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  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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  certain other conditions are met.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    The following are events of default under the senior indenture for any series of senior debt securities:

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  failure to pay principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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  failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

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  default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

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  certain events of bankruptcy or insolvency, whether or not voluntary; and

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  any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

        The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

        If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of, premium, if any, on and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

        If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of, premium, if any, on and accrued interest on each series of senior debt securities then outstanding shall become immediately due and payable.

        Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

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  the holder gives the trustee written notice of a continuing event of default;

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  the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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  the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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  during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

        These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of, premium, if any, on and interest on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

        The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

        Satisfaction and Discharge.    We can satisfy and discharge our obligations to holders of any series of debt securities if:

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  we pay or cause to be paid, as and when due and payable, the principal of, premium, if any, and any interest on all senior debt securities of such series outstanding under the senior indenture; or

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  all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

        Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back a holder's debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the debt securities such holder gives back to us. Holders of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Defeasance.    Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of senior debt securities issued under the senior indenture.

        Legal Defeasance.    We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called "legal defeasance") if certain conditions are met, including the following:

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  We deposit in trust for a holder's benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates.

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  There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing any holder to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back any holder's senior debt securities and gave such holder his or her share of the cash and senior debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us.

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  We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

        If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the senior debt securities. Such holders could not look to us for repayment in the event of any shortfall.

        Covenant Defeasance.    Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the senior debt securities (called "covenant defeasance"). In that event, holders would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

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  We must deposit in trust for any holder's benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates.

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  We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing any holder to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due.

        If we accomplish covenant defeasance as described above, holders can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the senior debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, holders may not be able to obtain payment of the shortfall.

        Modification and Waiver.    We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

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  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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  to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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  to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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  to provide for or add guarantors with respect to the senior debt securities of any series;

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  to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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  to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

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  to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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  to make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

  •
  extends the final maturity of any senior debt securities of such series;

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  reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

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  reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

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  reduces the amount payable upon the redemption of any senior debt securities of such series;

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  changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

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  reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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  waives a default in the payment of principal of, or premium, if any, or interest on the senior debt securities;

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  changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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  modifies any of the provisions for these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

  •
  reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

        It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders' consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        No Personal Liability of Incorporators, Stockholders, Officers, Directors.    The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

        Concerning the Trustee.    The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

        Unclaimed Funds.    All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

        Governing Law.    The senior indenture and the senior debt securities, and any claim, controversy or dispute arising under or related to the senior indenture or the senior debt securities, will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "senior indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

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  all of the indebtedness of that person for money borrowed;

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  all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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  all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

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  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the warrants throughout that period, the specific date or dates on which such holder may exercise the warrants;

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  whether the warrants are to be sold separately or with other securities as parts of units;

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  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of any equity securities purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and, the number of warrants issued with each security;

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  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

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  the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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  any redemption or call provisions; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

 FORMS OF SECURITIES

        Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name a holder or a holder's nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, a holder or a holder's nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book—entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair a holder's ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

        We or a selling securityholder may sell securities:

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  through underwriters;

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  through dealers;

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  through agents;

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  directly to purchasers;

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  through a combination of any of these methods of sale; or

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  through any other methods described in a prospectus supplement.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. We or any selling securityholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, or the Securities Act, and describe any commissions that we or the selling securityholders must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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  the name of the agent or any underwriters;

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  the public offering or purchase price;

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  any discounts and commissions to be allowed or paid to the agent or underwriters;

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  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or paid to dealers; and

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  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and any selling securityholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and any selling securityholder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We may pay expenses incurred with respect to the registration of the common shares owned by any selling securityholders.

        If so indicated in the applicable prospectus supplement, we or any selling securityholder will authorize underwriters or other persons acting as our or such selling securityholder's agents to solicit offers by certain institutions to purchase securities from us or such selling securityholder pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for a holder's securities may be more than three scheduled business days after the trade date for such securities. Accordingly, in such a case, if a holder wishes to trade securities on any date prior to the third business day before the original issue date for such securities, such holder will be required, by virtue of the fact that such securities initially are expected to settle in more than three scheduled business days after the trade date for such securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Latham & Watkins LLP, Boston, Massachusetts.

EXPERTS

        The financial statements of A123 Systems, Inc. as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated by reference in this prospectus, and the effectiveness of A123 Systems, Inc.'s internal control over financial reporting as of December 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on the financial statements, and an adverse opinion on the effectiveness of internal control over financial reporting due to a material weakness), which are incorporated by reference herein. Such financial statements have been incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We have not authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock.

A123 Systems, Inc.

18,000,000 Shares

Common Stock

Deutsche Bank Securities

Goldman, Sachs & Co.

Morgan Stanley

Barclays Capital

Lazard Capital Markets

Pacific Crest Securities

Prospectus Supplement

March     , 2011